Exhibit 10.1

*HLP0241*

PROMISSORY NOTE

Borrower:	Emmis Operating Company 40 Monument Cir Ste 700 Indianapolis, IN 462043011	Lender:	STAR Financial Bank Keystone at the Crossing 6230 Bluffton Road PO Box11409 Fort Wayne, IN 46858-1409

Principal Amount: $4,753,300.00	Interest Rate: 1.000%	Date of Note: April 13, 2020

PROMISE TO PAY. Emmis Operating Company ("Borrower") promises to pay to STAR Financial Bank ("Lender"), or order, In lawful money of the United States of America, the principal amount of Four Million Seven Hundred Fifty-three Thousand Three Hundred & 00/100 Dollars ($4,753,300.00), together with interest on the unpaid principal balance from April 13, 2020, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000% per annum, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

No principal or interest payments shall be due for the first six (6) months of this Note. Commencing on the seventh (7th) month anniversary of the Note Date ("Payment Start Date") and continuing on the same day of each month thereafter, Borrower shall make a monthly principal payment on the outstanding principal balance (after application of any loan forgiveness)  in an amount that shall fully amortize the outstanding principal balance of the loan by the Maturity Date. Accrued interest shall be due and payable with each monthly principal payment. Lender will apply each installment payment first to the day Lender received payment, then to bring principal current, and apply any remaining balance to reduce principal. The note is payable in full on the Maturity Date without further demand or action of the Lender.

Unless otherwise agreed or required by applicable law, payments will be applied first to any late charges; then to any accrued unpaid interest; and then to principal. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

MATURITY DATE. This note will mature in 2 years from date of disbursement. ("Maturity Date.'').

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year (366 during leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: STAR Financial Bank, 6230 Bluffton Road Fort Wayne, IN 46809-1618.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Promissory Note

Loan No. 5418717006	(Continued)	Page 2

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity.  Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written  notice to Borrower demanding cure of such default  (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount. Under all circumstances, the Indebtedness will be repaid without relief from any Indiana or other valuation and appraisement laws.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

WHEN FEDERAL LAW APPLIES. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $35.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

PAYCHECK PROTECTION PROGRAM. The loan is being made by Lender to Borrower pursuant to the Paycheck Protection Program ("PPP"), which is part of the Coronavirus Aid, Relief and Economic Security Act ("Act"), and the provisions of the Act and the rules, regulations, and guidance applicable to loans under the PPP, as amended from time to time ("Rules"), are incorporated herein by reference. If a conflict exists between the terms of the Loan Documents or Act and Rules, the Act or Rules will control and the terms of the Loan Documents will be amended by the effect and operation of the Act or Rules so that the legal effect of the Loan Documents conforms to the provisions of the Act and Rules, and the Loan Documents as amended shall remain in full force and effect with the accordance with the Act and Rules. If all or part of any term of the Loan Documents is disallowed or impermissible under the Act or Rules, such term shall be deemed to be stricken from the Loan Documents, and the Loan Documents as amended shall remain in full force and effect in accordance with the Act and Rules. Borrower represents and warrants that it will use the Loan proceeds in compliance with the Act and Rules and only for permissible costs and expenses under the Act and Rules. Borrower represents and warrants that all representations, authorizations and certifications made by Borrower in its application for the Loan under the PPP are true, accurate and correct as of the date hereof.

ADDITIONAL DOCUMENTATION. At the request of the Lender, Borrower agrees to promptly re-execute this Note and any other Loan Document if the loan was closed using a copy and/or to execute a replacement note and other Loan Documents as Lender may deem necessary or appropriate, in its sole discretion, to comply with the Act or Rules.

BORROWER CERTIFICATIONS. Borrower further warrants, represents and certifies to Lender,(a) Borrower has received a copy of the SBA Authorization Paycheck Protection Program regarding the Loan, (b) Borrower acknowledges if the Borrower defaults on the Loan, SBA may be required to pay Lender under the SBA Guarantee under the PPP, and SBA may then seek recovery on the loan (to the extent any balance remains after loan forgiveness,) (c) Borrower will keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrower's financial or business condition, and (d) Borrower will not, without Lender's consent, change its ownership structure, make any distribution of company assets that would adversely affect its financial conditions, or transfer (including pledging) or dispose of any assets, except in the ordinary course of business.

LOAN FORGIVENESS REQUIREMENTS. An exhibit, titled "Loan Forgiveness Requirements," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

Promissory Note

Loan No. 5418717006	(Continued)	Page 3

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

EMMIS OPERATING COMPANY
By:	/s/ Jeff Smulyan
Jeff Smulyan, Chairman & CEO of Emmis Operating Company

LOAN FORGIVENESS REQUIREMENTS

Borrower:	Emmis Operating Company 40 Monument Cir Ste 700 Indianapolis, IN 462043011	Lender:	STAR Financial Bank Keystone at the Crossing 6230 Bluffton Road PO Box11409 Fort Wayne, IN 46858-1409

This LOAN FORGIVENESS REQUIREMENTS is attached to and by this reference is made a part of the Promissory Note, dated April 13, 2020, and executed in connection with a loan or other financial accommodations between STAR FINANCIAL BANK and Emmis Operating Company.

You will not be eligible for loan forgiveness if you use the loan amount for anything other than payroll costs, mortgage Interest, rent, and utilities payments over the 8 weeks after getting the loan. After the eight week anniversary of the closing of the loan, you can seek forgiveness of your loan by submitting a request to Lender.

The request FOR forgiveness must include documents verifying the number of full-time equivalent employees and pay rates and the amount of the loan used to cover payroll for such employees, as well as the payments on covered mortgage, lease, and utility obligations and any other information required by the SBA, the Act or the Rules. You must certify that the documents are true and that you used the forgiveness amount to maintain payroll and make covered mortgage interest, rent, and utility payments. As stated above, forgiveness will be reduced to the extent any portion of your loan was not used to cover payroll costs, mortgage interest, rent, and utilities payments. Additionally, NOT more than 25% of the forgiven amount may be for non-payroll costs.

Forgiveness is on a first-come, first-served basis. As such, you are encouraged to apply for forgiveness as soon as possible after the eight week anniversary of the closing of the loan. Forgiveness will be determined and calculated in accordance with the Act and Rules.

Payments not yet due and payable in the payment section will be adjusted after the Determination Date if any amount of the loan is forgiven. After the Determination Date If there is AN UNFORGIVEN amount, such amount is payable in equal monthly installments of principal and interest utilizing an amortization period beginning on the determination date and ending on the maturity date. The "Determination Date" is the date on which lender determines to deny or unconditionally approve any loan forgiveness.

THIS LOAN FORGIVENESS REQUIREMENTS IS EXECUTED ON APRIL 13, 2020. BORROWER:

EMMIS OPERATING COMPANY
By:	/s/ Jeff Smulyan
Jeff Smulyan, Chairman & CEO of Emmis Operating Company